Exhibit 99.1

March 22, 2017

Liberty TripAdvisor Holdings, Inc. to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB)  will be holding its Annual Meeting of Stockholders on Wednesday,  May 24, 2017 at approximately 8:45 a.m. E.D.T. at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, GA 30339.  The record date for the meeting is 5:00 p.m., New York City time, on April 3, 2017.  The annual meeting will not be webcast.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc.’s (Nasdaq:  LTRPA, LTRPB) businesses consist of its subsidiaries TripAdvisor and BuySeasons.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.  BuySeasons is a leading online retailer of costumes and party supplies.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.